Exhibit 10.10

                       FNB FINANCIAL SERVICES CORPORATION
                            LONG TERM INCENTIVE PLAN

FNB Financial Services Corporation, parent of FNB Southeast (collectively referred to herein as "FNB" or the "Employer"), hereby adopts a Long Term
Incentive Plan (the "Plan") for those senior management employees who have significant policy-making roles and who are designated as eligible to participate in the Plan. This Plan is effective January 1, 2002.

1.   Purpose of the Plan
     -------------------

          The Purpose of the Plan is to encourage eligible senior management employees to make long term decisions that increase FNB's shareholder value and to enhance FNB Financial Services Corporation's ability to retain such employees.

2.   Definitions
     -----------

          (a)  Average  Annual  Base Salary - Shall mean the average of the base
               ----------------------------
               annual salary of the Participant for the Measurement Period, provided however, that salary shall not include amounts awarded or received under this Plan, bonuses, commissions, overtime pay, or benefits (or the value of benefits) provided by FNB's contributions pursuant to its pension, 401(k), profit sharing, health care, life insurance or similar benefit programs. However, the annual Base Salary shall include the amount of any pre-tax deferrals made by the Participant to FNB's Section 125 welfare plans, 401(k) or deferred compensation plan.

          (b)  Beneficiary - The person or persons last designated in writing by
               -----------
               the Participant to receive any amount of Incentive Compensation to which he is entitled under this Plan at the time of, or in the event of, his death; or if no designation shall be in effect at the time of a Participant's death or if all designated beneficiaries shall have predeceased the Participant, then the beneficiary shall be the following, in the order listed:

               (i)  Such Participant's surviving spouse, if any;

               (ii) Otherwise, the Participant's estate

          (c)  Board  -  The  Board  of  Directors  of  FNB  Financial  Services
               -----
               Corporation.

          (d)  Change in Control - A Change in  Control  shall be deemed to have
               -----------------
               occurred under this Plan, if:


               (i) FNB Financial Services Corporation consolidates or merges with or into another corporation, or is otherwise reorganized, if FNB Financial Services Corporation is not the surviving corporation in such transaction or if after such transaction any other corporation, association or other person, entity or group or the shareholders thereof own, directly and/or indirectly, more than 50% of the then outstanding shares of Common Stock or more than 50% of the assets of FNB Financial Services Corporation; or


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               (ii) More than 35% of the then outstanding shares of Common Stock of FNB Financial Services Corporation are, in a single transaction or in a series of related transactions, sold or otherwise transferred to or are acquired by (except as collateral security for a loan) any other corporation, association or other person, entity or group (excluding any employee benefit plan maintained by FNB Financial Services Corporation) whether or not any such shareholder or any shareholders included in such group were shareholders of FNB Financial Services Corporation prior to the Change in Control; or

               (iii)All or  substantially  all of the  assets  of FNB  Financial
                    Services Corporation are sold or otherwise transferred to or otherwise acquired by any other corporation, association or other person, entity or group; or

               (iv) the  occurrence of any other events or  circumstances  which are not covered by (i) through (iii) above which the Board determines affects control of FNB Financial Services Corporation and, in order to implement the purposes of this Plan as set forth above, adopts a resolution that such event or circumstances constitutes a Change in Control for the purposes of this Plan.

          (e)  Committee - The  Compensation  Committee  of the Board of FNB, or
               ---------
               any other Committee of the Board that is designated to perform the functions of compensation and personnel related matters.

          (f)  Common  Stock  - The  common  stock  of  FNB  Financial  Services
               -------------
               Corporation, par value $1.00 per share, or as amended.

          (g)  Disability - A Participant's  physical or mental incapacity which
               ----------
               renders him unable to substantially perform his duties for the Employer on a full time basis for a period of six (6) months and which is expected to continue for a long period of time. The determination of Disability shall be made by the Committee in its discretion based upon the information provided to it.

          (h)  Employer  - FNB  Financial  Services  Corporation  and any  other
               --------
               entity designated by FNB Financial Services Corporation whose senior management employees are eligible to participate in this Plan.

          (i)  Fair Market  Value - The Fair  Market  Value of a share of Common
               -------------------
               Stock on any particular date shall mean:

               (i) If the Common Stock is not then traded on a national stock exchange, the average closing price for a share of Common Stock, as quoted by NASDAQ or its market makers; or

               (ii) If the  Common  Stock is then  traded  on a  national  stock exchange, the average closing price for a share of the Common Stock as traded on the largest stock exchange on which it is then traded.

          (j)  Good Reason - a  "voluntary"  termination  of  employment  by the
               -----------
               Participant because of:

               (i) The assignment to the Participant, without his express consent, of duties inconsistent with his executive position with FNB on the effective date of the Change in Control or, in the event of a Threatened Change in Control, the first date the threat becomes manifest; or

               (ii) A reduction by FNB in the  Participant's  Base Annual Salary below the annual amount in effect as of the first date a Threatened Change in Control becomes manifest or as of the effective date of the Change in Control; or

               (iii)A material  reduction  in the level,  scope or  coverage  of
                    life  insurance,   medical  or  hospitalization   insurance,
                    disability insurance or of similar plans or benefits (including FNB's pension or other retirement plan) below that being provided by FNB to the Participant as of the first date a Threatened Change in Control becomes manifest, or as of the effective date of the Change in Control, or the elimination of any such insurance, plans or benefits, unless such reduction or elimination applies proportionately to all salaried employees of FNB who participated in such benefits prior to the Change in Control or Threatened Change in Control; or

               (iv) The failure by FNB to obtain the express written  assumption of the obligations under this Plan by any successor as contemplated herein; or

               (v) The relocation of the Participant's primary office or job location to a location outside of a 30 mile radius of Reidsville, North Carolina (or the county in which the Participant is currently located) without the Participant's written consent.

          (k)  Incentive  Compensation  - The  amount  which  is to be paid to a
               ------------------------
               Participant under this Plan, based upon FNB Financial Services Corporation's achievement of the Performance Objectives during the Measurement Period.

          (l)  Measurement  Period - A multiple Plan Year period with respect to
               --------------------
               which the Performance Objectives and Performance Goals are established. The Board shall establish the number of calendar years for each Measurement Period, which shall generally be three
               (3) to five (5) calendar years.

          (m)  Participant   Award  Certificate  -  The  certificate  or  letter
               --------------------------------
               provided to each Participant under the Plan which sets forth for a Measurement Period the length of the Measurement Period, the Performance Objectives, the Performance Goals, the Incentive Compensation award levels and certain other information.

          (n)  Participants  - the senior  management  employees of the Employer
               ------------
               who have significant policy-making roles or who have an ability to affect policy, and who are selected to participate in this Plan by the Board.


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          (o)  Performance Objectives - The basis of measurement  established by
               ----------------------
               the Board for a Measurement Period which will include for each Measurement Period one or more of the following measurement factors:  (i) total  shareholder  return,  (ii) return on average assets, (iii) return on average equity, (iv) growth in average earning assets, (v) increase in operating earnings per share,
               (vi)  increase  in book  value  per  share  and  (vii)  ratio  of
               operating   revenue  to   operating   overhead  or  (viii)  other
               measurement factors as determined by the Board. In selecting the Performance Objectives for a Measurement Period, the Board may establish different weights to be given to each Performance Objective in determining an award of Incentive Compensation.

          (p)  Performance  Goals - The  achievement  level  established  by the
               ------------------
               Board relating to each Performance Objective for a Measurement Period and which are used to determine the amount of Incentive Compensation to be awarded to a Participant.

          (q)  Plan Year - A calendar year during which this Plan is in effect.
               ---------

          (r)  Termination Date - December 31, 2010. No Measurement  Periods may
               ----------------
               commence under this Plan after the Termination Date, but each Measurement Period then in progress shall continue until it is completed (unless otherwise terminated earlier in accordance with the other provisions of the Plan).

          (s)  Threatened  Change in Control - Any pending  tender offer for FNB
               -----------------------------
               Financial Services Corporation's outstanding shares of Common Stock, or any pending bona fide offer to acquire FNB Financial Services Corporation by merger or consolidation, or any other pending action or plan to affect a Change in Control of FNB Financial Services Corporation.

3.   Administration and Operation of the Plan
     ----------------------------------------

     The  Committee, subject to Board approval, shall have the authority to:

          (a) Select the senior management employees to participate in the Plan for each Measurement Period;

          (b) Establish Measurement Periods, Performance Objectives and the weight to be given to each Performance Objective, Performance Goals and Incentive Compensation levels;

          (c) Amend and/or terminate the Plan as provided in paragraphs 6(c) and (d);

          (d) Determine rights to payment and methods of payment of Incentive Compensation;

          (e) Perform all other functions required to administer and to operate the Plan, including the adoption of such rules and regulations as may be necessary to carry out its functions;

          (f)  Make  all  other   determinations   necessary   or  desirable  in
               administering the Plan, including the discretionary power to interpret the provisions of the Plan; and
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          (g)  Construe and interpret the Plan and determine the eligibility for benefits and the amount of such benefits.

4.   Performance Objectives, Performance Goals and Incentive Compensation Levels
     ---------------------------------------------------------------------------

     At or prior to the beginning of each Plan Year (unless a later date is selected and is permissible), the Committee (subject to Board approval), may implement a new Plan for the Measurement Period beginning with such Plan Year and shall designate the following:

          (a) The senior management employees who are eligible to participate in the Plan for the Measurement Period.

          (b) The Performance Objectives and the weight to be given to each objective, the Performance Goals and Incentive Compensation award level for the Measurement Period. For each Performance Objective and Performance Goal, the Committee may establish: (i) a threshold at which a minimum incentive would be paid and below which no Incentive Compensation would be paid, (ii) a target at which the target Incentive Compensation would be paid and (iii) a maximum at or above which the maximum Incentive Compensation would be paid. The Board may also establish the Incentive Compensation Amount payable for each Participant at the threshold, target and maximum levels of attainment.

          (c) In the event during any Measurement Period where an award is dependent upon a Performance Objective involving Common Stock there is (i) any dividend payable in shares of Common Stock; (ii) any re-capitalization, reclassification, split-up or consolidation or, or other change in the Common Stock; or (iii) an exchange of the outstanding shares of Common Stock for a different number or class of shares of stock or other securities of any other corporation in connection with a merger, consolidation or other reorganization of or involving FNB Financial Services Corporation, or in connection with a sale by FNB Financial Services Corporation of all or substantially all of its assets; then the Board shall, in such manner as it shall determine in its sole discretion, appropriately adjust the
               Performance Objectives and the Performance Goals, and the threshold, target and maximum amounts with respect thereto, in order to reflect such change. Any such adjustments made by the Board shall be final, conclusive and binding upon all persons, including, without limitation, FNB Financial Services Corporation, its corporate successors and any Participants.

          (d) An Exhibit shall be prepared and attached to the Plan reflecting the Committee's or Board's designation of the items set forth in subparagraphs (a), (b) and (c) above. This Exhibit shall be referred to as the "Plan Rules" for each Measurement Period. Each Participant will be provided a Participant Award Certificate indicating his participation in the Plan and the Performance Objectives, the Performance Goals and the Incentive Compensation award levels applicable to him.

5.   Payment of Incentive Compensation
     ---------------------------------

          (a)  In General: If a Participant remains in the continuous employment
               ----------
               of the Employer until the last day of the applicable Measurement Period, such Participant shall be entitled to receive the Incentive Compensation he has earned based upon the levels of attainment of the Performance Goals for the Measurement Period. Payments of Incentive Compensation will be made as soon as practical after the end of the Measurement Period, but in no event will payouts be delayed beyond 60 days after the end of the Measurement Period. If at any time the Board of FNB Financial Services Corporation (at its discretion) seeks to have this Plan approved by FNB Financial Services Corporation's shareholders and such approval is obtained, the Incentive Compensation may, at the option of the Board, be paid in the form of Common Stock if such payment is permitted by applicable law, unless the Participant requests to receive a portion of of his distribution in cash (not to exceed 40% of the Incentive Compensation) for purposes of paying his tax obligations and such request is approved by the Committee. If payment in the form of Common Stock has not been approved by FNB Financial Services Corporation's shareholders, or, if approved, payment of Incentive Compensation in the form of Common Stock is not designated by the Committee or is not permitted by applicable law, all Incentive Compensation awards shall be paid in cash. The Committee shall also have the authority to withhold from the number of shares of Common Stock (or cash if payable in cash) it distributes to a Participant an amount sufficient to pay any outstanding withholding tax obligations with respect to the Participant's distribution. For purposes of determining the number of shares of Common Stock to be paid to a Participant, the Fair Market Value of Common Stock shall be determined as of the last trading day of the applicable Measurement Period.

          (b)  Termination of Employment  Prior to End of a Measurement  Period:
               -----------------------------------------------------------------
               Except as provided in (d) below, if a Participant voluntarily terminates employment with the Employer or is terminated by the Employer "for cause" prior to the last day of the Measurement Period, his participation in the Plan shall cease immediately and he shall not be entitled to any Incentive Compensation for such Measurement Period.

               Notwithstanding the above paragraph, if a Participant's employment is terminated because of his death, Disability, or normal or early retirement (as defined in FNB's Pension Plan), prior to the last day of the Measurement Period, the Participant (or his Beneficiary) shall be eligible to receive a prorata payment of his Incentive Compensation at the end of the Measurement Period for any Measurement Period then in progress.
               The prorata amount shall be determined based upon the number of whole months during the Measurement Period that he was employed compared to the total number of whole months in such Measurement Period. Amounts payable in accordance with this subparagraph (b) shall be paid at the end of the Measurement Period after the Performance Objectives have been measured and the Incentive Compensation amounts (if any) have been determined, and shall be paid in the same manner as provided in subparagraph (a) above.

          (c)  Failure to Obtain A  Satisfactory  Performance  Evaluation:  If a
               -----------------------------------------------------------
               Participant fails to receive a "satisfactory" performance evaluation, he shall automatically be removed from this Plan. The Participant shall be entitled to a pro-rata payment of his Incentive Compensation as determined in Section 5(b) above.

          (d)  Change in Control; Threatened Change in Control:  Notwithstanding
               ------------------------------------------------
               anything in  subparagraphs  (a) or (b) above to the contrary,  if
               (i) a Change in Control  occurs during a Measurement  Period,  or
               (ii) a Threatened Change in Control is taking place at the end of a Measurement Period, then, in either such event, the Participant's Incentive Compensation shall be determined for each such Measurement Period as though each such Measurement Period had ended as of the end of the calendar quarter prior to any public announcement of such Change in Control or Threatened Change in Control, and any outstanding awards will be paid based on actual performance to such date. The Incentive Compensation determined in accordance with the preceding sentence shall be fully vested (subject to the employment requirements in the next sentence) and shall be paid in the same manner as provided in subparagraph (a) above. The Participant will be entitled to payment of the Incentive Compensation earned for each such Measurement Period only if:

               (i) He remains employed by FNB (or its successor) until the date that would have been the last day of the applicable Measurement Period, or

               (ii) Prior to the end of the applicable  Measurement  Period, his employment is terminated by FNB (or its successor) without cause, or he retires (whether early, normal or late) under FNB's Pension Plan, or dies or incurs a Disability, or

               (iii)He resigns from  employment  with FNB (or its successor) for
                    "good reason" as defined in Section 2(j), prior to the end of the applicable Measurement Period.

               The amounts payable under subsection (i) above shall be paid as soon as practical after the date that would have been the last day of the applicable Measurement Period; and the amounts payable under subsections (ii) or (iii) above shall be paid as soon as practical after the Participant's termination, retirement, death, disability or resignation of employment.

               Upon a Change in Control, the dollar amount of the Incentive Compensation or the number of shares of Common Stock (or stock or other securities into which the Common Stock has been converted and all dividends thereafter paid thereon) to be paid to a Participant shall be credited to the Participant and held by the Employer (or its successor) for the benefit of the Participant until the payment date specified in the preceding paragraph.

6. Miscellaneous
   -------------

          (a)  No  Assignment:  No right or benefit under this Plan or under any
               ---------------
               Participant Award Certificate issued hereunder, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by a Participant (except, upon death, to a Beneficiary) and any attempt by a Participant to sell, assign, transfer, pledge, hypothecate or dispose of his interest shall be null and void and shall not be recognized by the Plan. Notwithstanding the foregoing, any business entity succeeding to substantially all of the business of FNB by purchase, merger, consolidation, sale of assets or otherwise, shall be bound by and shall adopt and assume FNB's obligations under this Plan and FNB shall obtain the assumption of such obligations by such successor.

          (b)  Employment:  Except  for the  benefits  provided  by  this  Plan,
               -----------
               nothing in this Plan or in any grant of Incentive Compensation hereunder is intended or should be interpreted to confer upon any Participant the right to continue in the employ of the Employer, or to interfere with or restrict in any way the right of the

               Employer  to  discharge  or  terminate  the   employment  of  any
               Participant at any time for any reason whatsoever, with or without cause.

          (c)  Amendments:  The Board  shall have the right to amend the Plan at
               -----------
               any time; provided, however, that no such amendment shall reduce or cancel an outstanding Participant Award Certificate or any Incentive Compensation already earned by a Participant under the Plan.

          (d)  Termination:   FNB  Financial  Services  Corporation  expects  to
               ------------
               continue this Plan until the Termination Date, but does not obligate itself to do so. The Board reserves the right to discontinue and terminate this Plan at any time and for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan shall be binding on all Participants, but in no event may such termination reduce or cancel an outstanding Participant Award Certificate or any Incentive Compensation already earned by a Participant under the Plan.

               If the Plan is terminated, the Board may, at its option, determine each Participant's Incentive Compensation for each Measurement Period then in progress as though each such Measurement Period had ended as of the end of the Plan Year in which termination occurs. In such event, any outstanding awards will be paid based on actual performance to such date and shall be paid in the same manner, and be subject to the same limitations, as set forth in Section 5(d) hereof in respect of an early determination of a Measurement Period on account of a Change in Control.

          (e)  Taxes:  If the whole or any part of any  Participant's  Incentive
               ------
               Compensation is subject to the payment of any estate, inheritance, income or other tax which FNB shall be required to pay or withhold, FNB shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of such Participant. Prior to making any payment of Incentive Compensation, FNB may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

          (f)  Benefits  Unfunded:  The benefits  provided by this Plan shall be
               -------------------
               unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of FNB, and nothing contained in this Plan shall require FNB to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of FNB and Participants shall have the status of general unsecured creditors of FNB under the Plan with respect to amounts payable to them hereunder.

          (e)  Receipt or Release:  Any payment to a  Participant  in accordance
               -------------------
               with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against FNB and its directors, officers, agents and employees, and the Board may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

          (h)  Controlling  Law:  The Plan shall be  construed  and  enforced in
               -----------------
               accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, FNB Financial Services Corporation has executed this Plan this 18th day of April, 2002.



                                            FNB FINANCIAL SERVICES CORPORATION



                                              By: /s/ Barry Z. Dodson
                                                  ---------------------
                                                  Barry Z. Dodson
                                                  Chairman of Board



                                            COMPENSATION COMMITTEE



                                            By: /s/ Kenan C. Wright
                                                --------------------
                                                Kenan C. Wright
                                             Chairman of Compensation Committee